Exhibit 10.9

DATED                         8 OCTOBER 2009

between

MONEYGATE GROUP LIMITED

AND

THE PERSONS LISTED IN SCHEDULE 1

AND

MGT CAPITAL INVESTMENTS LIMITED

SUBSCRIPTION AGREEMENT

for shares in

MONEYGATE GROUP LIMITED

THIS AGREEMENT is dated                                          2009

PARTIES

(1)           MONEYGATE GROUP LIMITED, a company incorporated and registered in England and Wales with company number 06599555 whose registered office is at 1 The Bulrushes Woodstock Way Boldon Business Park Boldon Colliery Tyne & Wear NE35 9PF further details of which are set out in Schedule 2 (“the Company”)

(2)           THE SEVERAL PERSONS whose names and addresses are set out in Part 1 of Schedule 1 (the Warrantors).

(3)           MGT CAPITAL INVESTMENTS LIMITED incorporated and registered in England and Wales with company number 07034382 whose registered office is at 66 Hammersmith Road, London, W14 8UD (MGT)

BACKGROUND

(1)           The Company is a private company limited by shares incorporated under the Companies Act 1985 and is the beneficial owner of the whole of the issued share capital of the companies set out in Part 2 of Schedule 2.

(2)           The Company wishes to raise additional capital by issue at par of 9,607,843 ordinary shares of £0.00001 each for a total of £96.08 in the capital of the Company to be issued to MGT on completion on the terms of this Agreement. MGT has agreed to subscribe for such shares and the Company has agreed to issue and allot these to it on the terms of this Agreement

(3)           Separately, MGT will provide the MGT Secured Facilities to the Company on the terms set out therein

AGREED TERMS

1.             INTERPRETATION

1.1           The definitions and rules of interpretation in this clause apply in this agreement.

Accounts Date: 30 June 2009

Articles: the existing Articles of Association of the Company

Business Day: a day (other than a Saturday, Sunday or public holiday) when banks in London are open for business.

Claim and Substantiated Claim: have the meanings set out respectively in clause 5.

Companies Acts: the Companies Act 1985 and the Companies Act 2006.

Completion: completion of the subscription for the Subscription Shares in accordance with this agreement.

Completion Date:  means the date of this agreement

Connected: in relation to a person, has the meaning contained in section 839 of the ICTA 1988.

Control: in relation to a body corporate, the power of a person to secure that the affairs of the body corporate are conducted in accordance with the wishes of that person:

(a)        by means of the holding of shares, or the possession of voting power, in or in relation to that or any other body corporate; or

(b)        by virtue of any powers conferred by the constitutional or corporate documents, or any other document, regulating that or any other body corporate,

and a Change of Control occurs if a person who controls any body corporate ceases to do so or if another person acquires control of it.

Company’s Solicitors: Muckle LLP, Time Central , 32 Gallowgate Newcastle upon Tyne NE14BF.

Continuing Shareholders: the several persons who are the existing shareholders of the Company whose names and addresses are set out in Part 1 of Schedule 1

Director: each person who is a director or shadow director of the Company or any of the Subsidiaries, the names of whom are set out in Schedule 2.

Disclosed: fairly disclosed (with sufficient details to identify the nature and scope of the matter disclosed) in or under the Disclosure Letter

Disclosure Letter: the letter from the Warrantorsto MGT with the same date as this agreement and described as the disclosure letter, including the bundle of documents attached to it (Disclosure Bundle).

Encumbrance: any interest or equity of any person (including any right to acquire, option or right of pre-emption) or any mortgage, charge, pledge, lien, assignment, hypothecation, security, interest, title, retention or any other security agreement or arrangement.

Group: in relation to a company (wherever incorporated) that company, any company of which it is a Subsidiary (its holding company) and any other Subsidiaries of any such holding company; and each company in a group is a member of the group.

Unless the context otherwise requires, the application of the definition of Group to any company at any time will apply to the company as it is at that time.

Listing: the successful application and admission of all or any of the shares in the capital of the Company, or securities representing such shares to the Official List of the UK Listing Authority or on the AIM market operated by the London Stock

Exchange plc, or the Nasdaq National Stock Market of the Nasdaq Stock Market Inc or to any recognised investment exchange (as defined in section 285 of the Financial Services and Markets Act 2000 (as amended)).

MGT Debenture: the debenture between MGT and the Company (to secure the MGT Loan Agreement and the MGT Working Capital Agreement) in agreed form

MGT Secured Facilities: the MGT Loan Agreement and the MGT Working Capital Agreement

MGT Loan Agreement: the loan agreement for up to £2,000,000 between the Company and MGT in agreed form

MGT Representatives: Tim Paterson-Brown and Allan Rowley or such other persons as MGT may nominate from time to time in its absolute discretion

MGT Working Capital Agreement: the loan agreement for working capital of up to £250,000 between the Company and MGT in agreed form

Management Accounts: the unaudited consolidated balance sheet and the unaudited consolidated profit and loss account of the Company and the Subsidiaries for the period of six months ended on  the Accounts Date as contained in the Accounts Review dated 26 August 2009 by Baker Tilly Tax and Accountants Limited (a copy of which is attached to the Disclosure Letter).

New Articles: the new Articles of Association of the Company in agreed form;

New Directors: Lee Graham Hartley, Dennis Lee Reed and Alexander Hugh Edward Campbell;

Original Shares: the existing shares of £0.00001 held by the Continuing Shareholders in the proportions set against their names in Part 1 of Schedule 1

Properties: has the meaning given in paragraph 13.1 of Part 1 of Schedule 4.

Service Agreements: the service agreements between the Company and the New Directors in agreed form

Shares: the Ordinary Shares of £0.00001 each in the Company.

Subscription Price: £96.08

Subscription Shares: the 9,607,843 new Ordinary shares of £0.00001 each to be subscribed by MGT pursuant to clause 2

Subsidiary: in relation to a company wherever incorporated (a holding company) means a “subsidiary” as defined in section 736 of the Companies Act 1985 and any other company which is a subsidiary (as so defined) of a company which is itself a subsidiary of such holding company.

Unless the context otherwise requires, the application of the definition of Subsidiary to any company at any time will apply to the company as it is at that time.

Subsidiaries: the wholly owned subsidiaries of the Company listed in Schedule 2

Transaction: the transaction contemplated by this agreement or any part of that transaction.

1.2           Warranties: the representations and warranties in clause 4 and Schedule 4.Clause and schedule headings do not affect the interpretation of this agreement.

1.3           A person includes a corporate or unincorporated body.

1.4           Words in the singular include the plural and in the plural include the singular.

1.5           A reference to one gender includes a reference to the other gender.

1.6           A reference to a particular statute, statutory provision or subordinate legislation is a reference to it as it is in force at the date of this agreement, taking account of any amendment or re-enactment and includes any statute, statutory provision or subordinate legislation which it amends or re-enacts and subordinate legislation for the time being in force made under it.

1.7           Writing or written includes faxes and email.

1.8           Documents in agreed form are documents in the form agreed by the parties or on their behalf and initialled by them or on their behalf for identification.

1.9           References to clauses and schedules are to the clauses and schedules of this agreement; references to paragraphs are to paragraphs of the relevant schedule.

1.10         References to this agreement include this agreement as amended or varied in accordance with its terms.

1.11         References to “Subsidiary” or “Subsidiaries” are references to a Subsidiary or Subsidiaries of the Company.

2.             SUBSCRIPTION SHARES AND MGT SECURED FACILITIES

2.1           MGT applies for the allotment and issue to it at Completion of the Subscription Shares, at the Subscription Price, payment for which shall be made in accordance with clause 3, subject to the Articles and the terms and conditions contained in this Agreement.

2.2           For the purposes of clause 2.1 the Subscription Shares shall rank pari passu with the Original Shares, including the right to receive all dividends declared made or paid after Completion

2.3           The Company warrants to MGT that, on the Completion Date, the Company shall be entitled to allot the Subscription Shares to MGT on the terms of this agreement, without the consent of any other person.

2.4           The Warrantors warrant to MGT that:

(a)        The Company has the power and authority to enter into and perform its obligations under this agreement;

(b)        when executed, the Company’s obligations under this agreement will be binding on it; and

(c)        execution and delivery of, and performance by the Company of its obligations under this agreement will not result in any breach of applicable law.

2.5            Each of the Continuing Shareholders irrevocably waives any pre-emption rights that he or his nominees may have under the Articles or otherwise, so as to enable the issue of the Subscription Shares to proceed.

3.             COMPLETION

3.1           Completion shall take place simultaneously with the execution of this agreement at a place and time agreed in writing by the parties or electronically.

3.2           Completion of the subscription by MGT for the Subscription Shares shall take place on the Completion Date when the events set out in clause 3.3 below shall take place in such order as MGT may require.

3.3           The following events shall occur on the Completion Date:

(a)        MGT shall pay the Company the Subscription Price by electronic transfer to the Company’s bank account as advised to MGT by the Company. Payment made in accordance with this clause 3.3(a) shall constitute a good discharge for MGT of its obligations under this clause3;

(b)        MGT will enter into the MGT Secured Facilities.

(c)        a meeting of the Board shall be held at which the Company shall:

(i)         adopt the New Articles;

(ii)        subject to receipt of the Subscription Price, issue and allot the Subscription Shares credited as fully paid to MGT and enter its name in the register of members in respect of them;

(iii)       execute and deliver to MGT a share certificate for the Subscription Shares;

(iv)       accept the resignations of each of the Continuing Shareholders  as employees of the Company;

(v)        appoint MGT as Company Secretary and a Director (on the basis that  MGT shall be represented on the Board of the Company by the MGT Representatives who shall each be entitled to exercise one vote on the Board notwithstanding the Articles or the New Articles or otherwise) ;

(vi)       approve and authorise the execution of the Service Agreements by the Company; and

(vii)      pass any other resolutions required to carry out the Company’s obligations under this agreement;

(d)        the Company and each of the New Directors shall enter into the Service Agreements; and

(e)        the Company Secretary shall be instructed to file all appropriate resolutions and forms with the Registrar of Companies within the time limits prescribed for filing each of them.

4.             WARRANTIES

4.1           MGT is entering into this Agreement on the basis of, and in reliance on, the Warranties.

4.2           The Warrantors jointly and severally warrant and represent to MGT that each Warranty is true, accurate and not misleading on the date of this agreement except as Disclosed.

4.3           Warranties qualified by the expression so far as the Warrantors  are aware  (or any similar expression) are deemed to be given to the best of the knowledge, information and belief of the Warrantors after they have made all reasonable and careful enquiries. Each of the Warranties is separate and, unless otherwise specifically provided, is not limited by reference to any other Warranty or any other provision in this agreement.

4.4           With the exception of the matters Disclosed, no information of which MGT and/or its agents and/or advisers has knowledge (actual, constructive or imputed) or which could have been discovered (whether by investigation made by MGT or made on its behalf) shall prejudice or prevent a Claim or reduce any amount recoverable thereunder.

4.5           The Company and the Warrantors undertake to inform MGT in writing immediately on becoming aware of any breach of the Warranties, supplying brief particulars.

5.             LIMITATIONS ON CLAIMS

5.1           The definitions and rules of interpretation in this clause apply in this Agreement.

Claim: a claim for breach of any of the Warranties as may be applicable.

Substantiated Claim: a Claim in respect of which liability is admitted by the party against whom such Claim is brought, or which has been adjudicated on by a Court of competent jurisdiction and no right of appeal lies in respect of such adjudication, or the parties are debarred by passage of time or otherwise from making an appeal.

A Claim is connected with another Claim or Substantiated Claim if they all arise out of the occurrence of the same event or relate to the same subject matter.

5.2           This clause limits the liability of the Warrantors in relation to any Claim.

5.3           The liability of the Warrantors for all Substantiated Claims when taken together shall not exceed £250,000

5.4           The Warrantors shall not be liable for a Claim unless:

(a)        the amount of a Substantiated Claim, or of a series of connected Substantiated Claims of which that Substantiated Claim is one, exceeds £15,000;

(b)        the amount of all Substantiated Claims that are not excluded under clause 5.4(a)  when taken together, exceeds £20,000 in which case the whole amount (and not just the amount by which the limit in this clause  5.4(b) is exceeded) is recoverable by MGT.

5.5           The Warrantors are not liable for any Claim to the extent that the Claim:

(a)        relates to matters Disclosed; or

(b)        relates to any matter specifically and fully provided for in the Management Accounts.

5.6           The Warrantors are not liable for a Claim unless MGT has given to the Warrantors notice in writing of the Claim, summarising the nature of the Claim as far as it is known to the party making the claim and the amount claimed within the period of one year  beginning with the Completion Date,

5.7           Nothing in this clause 5 applies to a Claim that arises or is delayed as a result of dishonesty, fraud, wilful misconduct or wilful concealment by either party, their respective agents or advisers.

6.             MGT’S CONSENT TO FUTURE TRANSACTIONS

6.1           The Company undertakes to MGT that it shall not, for so long as MGT is the holder of any Shares, take any of the following actions without the prior written consent of MGT, such consent not to be unreasonably withheld or delayed, and each of the Warrantors undertake (as a separate covenant by each of them) that without the prior written consent of MGT such consent not to be unreasonably withheld or delayed, they shall use reasonable endeavours to procure that the Company shall not take any of the following actions:

(i)         issue or allot, or permit any subsidiary to issue or allot, any share or security (including stock options); or

(ii)        consolidate, merge or amalgamate with any other person or enter into any joint venture, partnership, consortium or joint purchase arrangement; or

(iii)      sell, transfer or otherwise dispose of the whole (or substantially the whole) of the Company’s business , trade or assets

7.             TRANSFER OF SHARES

7.1           Notwithstanding the Articles or the New Articles or otherwise and subject to (1) the terms of clause 8 below and (2) MGT owning Shares equal to 10% or more of the issued share capital of the Company, the Warrantors undertake to MGT that they shall not, and shall not agree to create any Encumbrance over, transfer or otherwise dispose of the whole or any part of their respective interests in or grant any option over any Shares to any person except with the prior written consent of MGT, such consent not to be unreasonably withheld or delayed;

8.             RIGHT OF FIRST REFUSAL

8.1           Each of the Warrantors shall have the right of first refusal to purchase their shares from each other in such proportions as they may agree between them.  MGT will have any second right of refusal

8.2           Each party acknowledges and agrees that, upon the sale of any Shares owned by MGT, MGT shall not be obliged at any time to give warranties or indemnities (except a warranty as to title to the shares held by MGT).

8.3           This clause shall cease to have effect automatically on (a) a Listing or (b) where all of the parties agree in writing or (c) a resolution is passed for the winding up of the Company

9.                                      PERSONAL GUARANTEES LIABILITIES

9.1                                 Subject to clause 9.2, the Warrantors undertake to the Company and to MGT (jointly and severally) to repay any sums still to be paid by the Company  after the date of this Agreement in respect of personal guarantees given to Royal Bank of Scotland by the Continuing Shareholders (or any of them) and/or Graham Robert Jackson against an overdraft facility granted to Moneygate Limited. (“PG Liabilities”)

9.2                                 Any repayments in respect of the PG Liabilities shall be made as follows:

(a)                        They shall be borne equally by the Continuing Shareholders

(b)                       the PG Liabilities shall be repayable within three years from the date of this Agreement, initially out of bonuses rather than monthly salary; and

(c)                        Subject to clause 9.2(b), in the event any of the Continuing Shareholders ceases to be a director of the Company, the balance of the PG Liabilities then remaining, if any, shall become the of the responsibility of the other Continuing Shareholders, provided that if all of the Continuing Shareholders ceases to be directors of Company at the same (or substantially the same time), the balance of the PG Liabilities then remaining, if any, shall be repayable in full immediately.

10.                               CONFIDENTIALITY AND ANNOUNCEMENTS

10.1                           Except so far as may be required by law, and in such circumstances only after prior consultation with each other,  neither party shall ,at any time, disclose to any person or use to the detriment of the other this agreement or any trade secret or other confidential information which they hold in relation to the  other or its affairs.

10.2                           No party shall make any announcement relating to this agreement or its subject matter without the prior written approval of the other party except as required by law or by any legal or regulatory authority (in which case the parties shall co-operate, in good faith, in order to agree the content of any such announcement so far as practicable prior to it being made).

11.                               FURTHER ASSURANCE

Both parties shall (at their expense) promptly execute and deliver all such documents, and do all such things, as either party may from time to time reasonably require for the purpose of giving full effect to the provisions of this agreement.

12.                               REPORTING REQUIREMENTS

12.1                           The Continuing Shareholders shall procure that the Company keeps true, accurate and up-to-date books and records of all the affairs of the Company,

.

12.2                           Within 2 weeks from the end of each calendar month, the Company must prepare and send to MGT:

(a)                        unaudited management accounts of the Company for that month,

(b)                       cumulative management accounts for the current accounting period up to and including that month,

(c)                        rolling cash flow forecasts for a period of 12 months from the end of each month, and

(d)                       details of the capital expenditure and work in progress of the Company at that date.

12.3                           The Directors and the Company shall provide annual audited reports and accounts for the Company within 3 months after each financial year end.

12.4                           Not later than one month before the start of each of the Company’s financial years, the Company must at its own cost prepare and send to the board an annual budget and business plan for the Company for that financial year..

12.5                           In addition to accounts and management information, the Company must supply to MGT any other information relating to the Company it may require. In particular it must:

(a)                        keep MGT fully and promptly informed as to all material developments regarding the Company’s financial and business affairs,

(b)                       promptly notify MGT of any significant litigation or arbitration affecting or likely to affect the Company, and of any bona fide offer to purchase or subscribe for any share capital of the Company, and

(c)                        immediately notify MGT in writing if the Company and the Directors become aware of any material litigation, arbitration or administrative proceedings current, pending or threatened by or against the Company or the Directors which might have a material adverse affect on the Company or the reputation of the Directors.

12.6                           If the Company fails to keep accounts or supply information as required by this agreement, MGT may appoint any accountants, auditors and other professionals it thinks fit in order to prepare the required information, accounts or documents, and the Company must pay the cost of doing so on demand.

13.                               WHOLE AGREEMENT

13.1                           This agreement, and any documents referred to in it, constitute the whole agreement between the parties and supersede any arrangements, understanding or previous agreement between them relating to the subject matter they cover.

13.2                           Nothing in this clause 13 operates to limit or exclude any liability for fraud.

14.                               VARIATION AND WAIVER

14.1                           Any variation of this agreement shall be in writing and signed by or on behalf of the parties.

14.2                           Any waiver of any right under this agreement is only effective if it is in writing and it applies only to the party to whom the waiver is addressed and to the circumstances for which it is given and shall not prevent the party who has given the waiver from subsequently relying on the provision it has waived.

14.3                           No failure to exercise or delay in exercising any right or remedy provided under this agreement or by law constitutes a waiver of such right or remedy or shall prevent any future exercise in whole or in part thereof.

14.4                           No single or partial exercise of any right or remedy under this agreement shall preclude or restrict the further exercise of any such right or remedy.

14.5                           Unless specifically provided otherwise, rights arising under this agreement are cumulative and do not exclude rights provided by law.

15.                               COSTS

Unless otherwise provided, all costs in connection with the negotiation, preparation, execution and performance of this agreement, and any documents referred to in it, shall be borne by the party that incurred the costs.

16.                               NOTICE

16.1                           A notice given under this agreement:

(a)                        shall be in writing and sent for the attention of the person, and to the address or fax number, specified in clause 16.3 (or such other address, fax number or person as each party may notify to the others in accordance with the provisions of clause 16.3); and

(b)                       shall be:

(i)                           delivered personally; or

(ii)                        sent by fax; or

(iii)                     sent by pre-paid first-class post or recorded delivery.

16.2                           Any notice to be given to or by the Company or the Warrantors or MGT under this agreement is deemed to have been properly given if it is given to or by the Company’s, Warrantors’ or MGT’s representative named in clause 16.3 Any notice required to be given to or by some only of the Warrantors  shall be given to or by the  Warrantor concerned (and in the case of a notice to the Warrantors) at their address or fax number as set out in Part 1 Schedule 1

16.3                           The addresses for service of notice are:

(a)                        WARRANTORS’ REPRESENTATIVE

(i)                           name: Dennis Lee Reed

(ii)                        address: 1, The Bulrushes, Boldon Business Park, Boldon Colliery, Tyne & Wear NE35 9PF

(b)                       The Company

(i)                           name: Dennis Lee Reed

(ii)                        address: 1, The Bulrushes, Boldon Business Park, Boldon Colliery, Tyne & Wear NE35 9PF

(c)                        MGT

(i)                           name: MGT Capital Investments Limited

(ii)                        address: 66 Hammersmith Road London W14  8UD

(iii)                     for the attention of: Tim Paterson-Brown

16.4                           A notice is deemed to have been received:

(a)                        if delivered personally, at the time of delivery; or

(b)                       in the case of fax, at the time of transmission; or

(c)                        in the case of pre-paid first class post, recorded delivery, 2 Business days from the date of posting; or

(d)                       if deemed receipt under the previous paragraphs of this clause 13.4 is not within business hours (meaning 9.00 am to 5.30 pm Monday to Friday on a day that is not a public holiday in the place of receipt), when business next starts in the place of receipt.

16.5                           To prove service, it is sufficient to prove that the notice was transmitted by fax to the fax number of the party or, in the case of post, that the envelope containing the notice was properly addressed and posted.

17.                               INDEMNITY

Notwithstanding any other term of this Agreement, the Warrantors hereby jointly and severally indemnify the Company (on a continuing basis) against all and any losses, charges or expenses incurred (or to be incurred) in relation to a claim made by Tenon regarding the payment of allegedly illegal dividends declared by the Warrantors in their capacity of former directors of Moneygate Limited in the financial year ending 31st March 2008, all as more fully described in the Disclosure Letter.

18.                               SEVERANCE

18.1                           If any provision of this agreement (or part of a provision) is found by any court or administrative body of competent jurisdiction to be invalid, unenforceable or illegal, the other provisions shall remain in force.

18.2                           If any invalid, unenforceable or illegal provision would be valid, enforceable or legal if some part of it were deleted, the provision shall apply with whatever modification is necessary to give effect to the commercial intention of the parties.

19.                               AGREEMENT SURVIVES COMPLETION

This agreement (other than obligations that have already been fully performed) remains in full force after Completion.

20.                               THIRD PARTY RIGHTS

20.1                           Subject to clause 21 and 23, this agreement and the documents referred to in it are made for the benefit of the parties and their successors and permitted assigns and are not intended to benefit, or be enforceable by, anyone else.

20.2                           Each party represents to the other that their respective rights to terminate, rescind or agree any amendment, variation, waiver or settlement under this agreement are not subject to the consent of any person that is not a party to this agreement.

21.                               SUCCESSORS

The rights and obligations of the Company, the Warrantors and MGT under this agreement shall continue for the benefit of, and shall be binding on, their respective successors and permitted assigns.

22.                          COUNTERPARTS

This agreement may be executed in any number of counterparts, each of which is an original and which together have the same effect as if each party had signed the same document.

23.                          ASSIGNMENT AND MGT SHARE TRANFERS

23.1                           Except as provided otherwise in this agreement, no party may assign, or grant any Encumbrance or security interest over, any of its rights under this agreement.

23.2                           Each party that has rights under this agreement is acting on its own behalf.

23.3                           For the avoidance of doubt, nothing in this clause or otherwise shall prejudice the right of MGT to (1) transfer any Shares in the Company to such persons as it thinks fit in its absolute discretion and (2) grant any Encumbrance or security interest over any Shares it owns in the Company.

23.4                           Notwithstanding any other provision of this agreement, if MGT:

(a)                        shall transfer all of the Subscription Shares, the transferee shall be entitled to the benefit of clauses 7 and 8 as set out in this Agreement as if the reference to MGT therein was a reference to the transferee; and

(b)                       shall transfer part only of the Subscriptions Shares, clause 8 shall operate so that the second right of refusal shall apply to both MGT and the transferee pro-rata to the amount of Subscription Shares owned by MGT and the transferee.

24.                               GOVERNING LAW AND JURISDICTION

24.1                           This agreement and any disputes or claims arising out of or in connection with its subject matter or formation (including non-contractual disputes and claims) are governed by and construed in accordance with the law of England.

24.2                           The parties irrevocably agree that the courts of England have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this agreement or its subject matter or formation (including non-contractual disputes and claims).

This agreement has been entered into on the date stated at the beginning of it.

Schedule 1 Particulars of the Company and Warrantors/Continuing Shareholders

Part 1. Particulars of the Continuing Shareholders/Warrantors

Warrantors names and addresses	Number of Shares	Nominal value per share	Total Value

Lee Hartley of 160 Bents Park Road, South Shields, NE33 3NB	3,500,000	£0.00001	£35

Dennis Reed of 3, Corbiere Close, Sunderland SR3 2SP	3,500,000	£0.00001	£35

Alexander Campbell 2, Garden Cottages, Croxdale Hall, Durham DH6 5JP	3,000,000	£0.00001	£30

Schedule 2 Particulars of the Company and the Subsidiaries

Part 1 The Company

Name:	Moneygate Group Limited

Registration number:	06599555

Registered office:	1 The Bulrushes, Woodstock Way, Boldon Business Park, Tyne & Wear, NE35 9PF

Authorised share capital Amount:	Amount: £1,000 Divided into: 100,000,000 ordinary shares

Issued share capital	Amount: £100 Divided into: 10,000,000 ordinary shares

Registered shareholders (and number of Original Shares held):	Lee Graham Hartley (3,500,000) Dennis Lee Reed (3,500,000) Alexander Hugh Edward Campbell (3,000,000)

Directors and shadow directors:	Dennis Lee Reed

Secretary:	Alexander Hugh Edward Campbell

Auditor	None

Registered charges	None

Part 2 The Subsidiaries

Name:	MONEYGATE IFA LIMITED

Registration number:	6599587

Registered office:	1 The Bulrushes, Woodstock Way, Boldon Business Park, Tyne & Wear, NE35 9PF

Authorised share capital Amount:	Amount: £1,000 Divided into: 100,000,000 ordinary shares

Issued share capital	Amount: £100 Divided into: 10,000,000 ordinary shares

Registered shareholders (and number of shares held):	Moneygate Group Limited (10,000,000 ordinary shares)

Directors and shadow directors:	Dennis Lee Reed

Secretary:	Alexander Hugh Edward Campbell

Registered charges	None

Name:	MONEYGATE NETWORK LIMITED

Registration number:	6617881

Registered office:	1 The Bulrushes, Woodstock Way, Boldon Business Park, Tyne & Wear, NE35 9PF

Authorised share capital	Amount: £1,000 Divided into: 100,000,000 ordinary shares

Issued share capital	Amount: £100 Divided into: 10,000,000 ordinary shares

Registered shareholders (and number of shares held):	Moneygate Group Limited (10,000,000 ordinary shares)

Directors and shadow directors:	Dennis Lee Reed

Secretary:	Alexander Hugh Edward Campbell

Registered Charges	None

Name:	MONEYGATE DIRECT LIMITED

Registration number:	6599571

Registered office:	1 The Bulrushes, Woodstock Way, Boldon Business Park, Tyne & Wear, NE35 9PF

Authorised share capital	Amount: £1000 Divided into: 100,000,000 ordinary shares

Issued share capital	Amount: £100 Divided into: 10,000,000 ordinary shares

Registered shareholders (and number of shares held):	Moneygate Group Limited (10,000,000 ordinary shares)

Directors and shadow directors:	Dennis Lee Reed

Secretary:	Alexander Hugh Edward Campbell

Registered Charges	None

Name:	MONEYGATE OUTSOURCING LIMITED

Registration number:	6617912

Registered office:	1 The Bulrushes, Woodstock Way, Boldon Business Park, Tyne & Wear, NE35 9PF

Authorised share capital	Amount: £1,000 Divided into: 100,000,000 ordinary shares

Issued share capital	Amount: £100 Divided into: 10,000,000 ordinary shares

Registered shareholders (and number of shares held):	Moneygate Group Limited (10,000,000 ordinary shares)

Directors and shadow directors:	Dennis Lee Reed

Secretary:	Alexander Hugh Edward Campbell

Registered Charges	None

Name:	MONEYGATE SOLUTIONS LIMITED

Registration number:	6617851

Registered office:	1 The Bulrushes, Woodstock Way, Boldon Business Park, Tyne & Wear, NE35 9PF

Authorised share capital	Amount: £1,000 Divided into: 100,000,000 ordinary shares

Issued share capital	Amount: £100 Divided into: 10,000,000 ordinary shares

Registered shareholders (and number of shares held):	Moneygate Group Limited (10,000,000 ordinary shares)

Directors and shadow directors:	Dennis Lee Reed

Secretary:	Alexander Hugh Edward Campbell

Registered Charges	None

Schedule 3 Completion

Part 1.   What the Company  shall deliver to MGT at Completion

1.            At Completion, the Company shall deliver or cause to be delivered to MGT  the following documents and evidence:

(a)        the documents set out at clause 3 above including the share certificates for the Subscription Shares in the name of the Company

(b)        deliver the written resignations, executed as deeds and in the agreed form between the Company and the Continuing Shareholders and secretaries of the Company and each of the Subsidiaries with effect from the end of the relevant board meeting:

(c)        copy of leasehold agreement relating to the Properties;

Part 2.   Matters for the board meetings at Completion

1.            The Company shall cause a board meeting to be held at Completion at which the following resolutions shall be passed:

(a)        to issue and allot the Subscription Shares shall be passed.

(b)        the appointment of the New Directors:

(c)        the appointment of MGT as non-executive Director at a fee of £80,000 exclusive of VAT per annum and on the basis that  MGT shall be  represented on the Board of the Company by the MGT Representatives who shall each be entitled to exercise one vote on the Board notwithstanding the Articles or the New Articles or otherwise

(d)        the appointment of MGT as Company Secretary:

(e)        The adoption of the New Articles

Schedule 4 the Warranties

Part 1.   General warranties

1.             POWER TO ENTER INTO THIS AGREEMENT

1.1          The Warrantors have all requisite power and authority to enter into and perform this agreement in accordance with its terms and the other documents referred to in it.

1.2          Compliance with the terms of this agreement and the documents referred to in it shall not breach or constitute a default under any of the following:

(a)        any agreement or instrument to which any of the Sellers is a party or by which any of them is bound; or

(b)        any order, judgment, decree or other restriction applicable to any of the Sellers.

2.             SHARES IN THE COMPANY AND SUBSIDIARIES

2.1          The Original Shares constitute the whole of the allotted and issued share capital of the Company and are fully paid.

2.2          Part 2 of Schedule 2 lists all the Subsidiaries of the Company at the date of this agreement and sets out particulars of their allotted and issued share capital.

2.3          The Company is the sole legal and beneficial owner of the whole allotted and issued share capital of each of the Subsidiaries.

2.4          The issued shares of the Subsidiaries are fully paid up.

2.5          The Original Shares of the Subsidiaries are free from all Encumbrances and no commitment has been given to create an Encumbrance affecting the Original Shares of the Subsidiaries.

2.6          No right has been granted to any person to require the Company or any of the Subsidiaries to issue any share capital and no Encumbrance has been created and no commitment has been given to create an Encumbrance in favour of any person affecting any unissued shares or debentures or other unissued securities of the Company or any of the Subsidiaries.

3.             INFORMATION

3.1          All information contained in the Disclosure Letter is complete, accurate and not misleading.

3.2          The particulars relating to the Company and the Subsidiaries in this agreement are accurate and not misleading.

4.             COMPLIANCE WITH LAWS

The Company and each of the Subsidiaries has at all times conducted its business in accordance with its memorandum and articles of association and in all material respects with all applicable laws and regulations.

5.             LICENCES AND CONSENTS

5.1          The Company and each of the Subsidiaries has all necessary licences, consents, permits and authorities necessary to carry on its business in the places and in the manner in which its business is now carried on, all of which are valid and subsisting.

5.2          There is no reason why any of those licences, consents, permits and authorities should be suspended, cancelled, revoked or not renewed on the same terms.

6.             INSURANCE

6.1          The insurance policies maintained by or on behalf of the Company and the Subsidiaries provide full indemnity cover against all losses and liabilities including business interruption and other risks that are normally insured against by a person carrying on the same type of business as the Company and the Subsidiaries.

6.2          There are no material outstanding claims under, or in respect of the validity of, any of those policies and so far as the Seller is aware, there are no circumstances likely to give rise to any claim under any of those policies.

6.3          All the insurance policies are in full force and effect, are not void or voidable, nothing has been done or not done which could make any of them void or voidable and Completion will not terminate, or entitle any insurer to terminate, any such policy.

7.             DISPUTES AND INVESTIGATIONS

7.1          Neither the Company nor any of the Subsidiaries nor any of their respective Directors nor any person for whom the Company or any of the Subsidiaries is vicariously liable:

(a)        is engaged in any litigation, administrative, mediation or arbitration proceedings or other proceedings or hearings before any statutory or governmental body, department, board or agency (except for debt collection in the normal course of business); or

(b)        is the subject of any investigation, inquiry or enforcement proceedings by any governmental, administrative or regulatory body.

7.2          No such proceedings, investigation or inquiry as are mentioned in paragraph 7.1 of this Schedule 4 have been threatened or are pending and there are no circumstances likely to give rise to any such proceedings.

8.             CONTRACTS

8.1          The definition in this paragraph applies in this agreement.

Material Contract: an agreement or arrangement to which the Company or any of the Subsidiaries is a party or is bound by and which is of material importance to the business, profits or assets of the Company or any of the Subsidiaries.

8.2          Except for the agreements and arrangements Disclosed, neither the Company nor any of the Subsidiaries is a party to or subject to any agreement or arrangement which:

(a)        is a Material Contract; or

(b)        is of a long term, unusual or exceptional nature or restricts the freedom of the Company or any of the Subsidiaries; or

(c)        is not in the ordinary and usual course of business of the Company or any of the Subsidiaries; or

(d)        involves agency or distributorship; or

(e)        involves partnership, joint venture, consortium, joint development, shareholders or similar arrangements.

8.3          Each Material Contract is in full force and effect and binding on the parties to it. Neither the Company nor any of the Subsidiaries have defaulted under or breached a Material Contract and:

(a)        no other party to a Material Contract has defaulted under or breached such a contract; and

(b)        no such default or breach by the Company, any of the Subsidiaries or any other party is likely or has been threatened.

8.4          No notice of termination of a Material Contract has been received or served by the Company or any of the Subsidiaries and there are no grounds for determination, rescission, avoidance, repudiation or a material change in the terms of any such contract.

9.             TRANSACTIONS WITH DIRECTORS

9.1          There is no outstanding indebtedness or other liability (actual or contingent) and no outstanding contract, commitment or arrangement between the Company and any of the following, or between any of the Subsidiaries and any of the following:

(a)        any of the Directors or any person Connected with any of the Directors ; or

(b)        any director of a member of the Company’s Group or any person Connected with such a member or director.

10.          FINANCE AND GUARANTEES

10.1        No guarantee, mortgage, charge, pledge, lien, assignment or other security agreement or arrangement has been given by or entered into by the Company or any of the Subsidiaries or any third party in respect of borrowings or other obligations of the Company or the Subsidiaries or any other person.

10.2        Neither the Company nor any of the Subsidiaries has any outstanding loan capital, or has lent any money that has not been repaid, and there are no debts owing to the Company or the Subsidiaries other than debts that have arisen in the normal course of business.

10.3        Neither the Company nor any of the Subsidiaries has:

(a)        factored any of its debts or discounted any of its debts or engaged in financing of a type which would not need to be shown or reflected in the Management Accounts; or

(b)        waived any right of set-off it may have against any third party.

10.4        All debts (less any provision for bad and doubtful debts) owing to the Company or any of the Subsidiaries reflected in the Management Accounts and all debts subsequently recorded in the books of the Company and the Subsidiaries have either prior to the date of this agreement been realised or will, within three months after the date of this agreement, realise in cash their full amount as included in those Management Accounts or books and none of those debts nor any part of them has been outstanding for more than two months from its due date for payment.

10.5        Full particulars of all money borrowed by the Company and each of the Subsidiaries (including full particulars of the terms on which such money has been borrowed) have been Disclosed.

10.6        No indebtedness of the Company or any of the Subsidiaries is due and payable and no security over any of the assets of the Company or any of the Subsidiaries is now enforceable, whether by virtue of the stated maturity date of the indebtedness having been reached or otherwise. Neither the Company nor any of the Subsidiaries has received any notice whose terms have not been fully complied with and/or carried out from any creditor requiring any payment to be made and/or intimating the enforcement of any security which it may hold over the assets of the Company or the Subsidiaries.

11.          ASSETS

11.1        The Company or one of the Subsidiaries is the full legal and beneficial owner of, and has good and marketable title to, all the assets included in the Management Accounts, any assets acquired since the Accounts Date and all other assets used by the Company or the Subsidiaries except for those disposed of since the Accounts Date in the normal course of business and such assets are free from any Encumbrance.

11.2        None of the assets shown in the Management Accounts or acquired by the Company or any of the Subsidiaries since the Accounts Date or used by the Company or any of the Subsidiaries is the subject of any lease, lease hire agreement, hire purchase agreement or agreement for payment on deferred terms or is the subject of any licence or factoring arrangement.

12.          DATA PROTECTION

12.1        The Company and the Subsidiaries have notified registrable particulars under the Data Protection Act 1998 of all personal data held by them and:

(a)        have renewed such notifications and have notified any changes occurring in between such notifications as required by that Act;

(b)        have paid all fees payable in respect of such notifications;

(c)        the contents of such notifications (copies of which are attached to the Disclosure Letter) are complete and accurate; and

(d)        there has been no unauthorised disclosure of personal data outside the terms of such notifications.

12.2        The Company and the Subsidiaries have:

(a)        complied in all respects with the Data Protection Act 1984 and the Data Protection Act 1998 including in relation to any manual data in respect of which the transitional exemptions under Schedule 8 of the Data Protection Act 1998 have now expired);

(b)        satisfied any requests for access to personal data subject to paragraph 19.3(a) of Schedule 4;

(c)        established the procedures necessary to ensure continued compliance with such legislation; and

(d)        complied with the requirements of the seventh principle of the Data Protection Act 1998 in respect of any processing of data carried out by a data processor on behalf of the Company or any of the Subsidiaries, including by entering into a written contract with the data processor confirming that the data processor will only act on the instructions of the Company or the relevant Subsidiary, and requiring the data processor to comply with obligations relating to security measures equivalent to those imposed on the Company or the relevant Subsidiary by the seventh principle as mentioned above.

12.3        Neither the Company nor any of the Subsidiaries has received any:

(a)        notice or complaint under the Data Protection Act 1998 alleging non-compliance with the Act (including any information or enforcement notice, or any transfer prohibition notice); or

(b)        claim for compensation for loss or unauthorised disclosure of data; or

(c)        notification of an application for rectification or erasure of personal data,

and neither the Company nor any of the Subsidiaries is aware of any circumstances which may give rise to the giving of any such notice or the making of any such notification.

13.          PROPERTY

13.1        The definitions in this paragraph apply in this agreement.

Properties: the freehold and leasehold land and buildings, short particulars of which are set out in Parts 1 and 2 of Schedule 5 and includes any part or parts of them and Property means any one of them or any part or parts of any one of them.

13.2        The particulars of the Properties set out in Parts 1 and 2 of Schedule 5 are true, complete and accurate.

13.3        The Properties are the only land and buildings owned, used or occupied by the Company and the Subsidiaries.

13.4        Neither the Company, nor any company that is or has at any time been a Subsidiary, has given any guarantee or indemnity for any liability relating to any of the Propertiesor any other land and buildings.

14.          MANAGEMENT ACCOUNTS

14.1        The Management Accounts have been prepared in accordance with the Companies Acts and with accounting standards, policies, principles and practices generally accepted in the UK and in accordance with the law and give a true and fair view of the state of affairs of the Company and the Subsidiaries, and as the Company’s Group as a whole as at the Management Accounts Date and of the profit and loss of the Company and the Subsidiaries, and of the Company’s Group, for the financial year ended on that date.

14.2        The Management Accounts:

(a)        make proper and adequate provision for all bad and doubtful debts, for depreciation on fixed assets and for liabilities (including contingent liabilities) and Taxation (including deferred Taxation);

(b)        do not overstate the value of current or fixed assets; and

(c)        do not understate any liabilities (whether actual or contingent).

14.3        The Management Accounts are not affected by any unusual or non-recurring items or any other factor that would make the financial position and results shown by the Management Accounts unusual or misleading in any material respect.

14.4        The Management Accounts have been prepared on a basis consistent with the audited accounts of, as the case may be, the Company, the Subsidiaries or the consolidated accounts of the Company and the Subsidiaries, for the two prior accounting periods without any change in accounting policies used.

14.5        The Management Accounts fairly represent the assets and liabilities and the profits and losses of the Company and the Subsidiaries as at and to the date for which they have been prepared.

15.          ACCOUNTING, FINANCIAL AND OTHER RECORDS

15.1        All accounting, financial and other records of the Company and the Subsidiaries (including the statutory books of the Company and each of the Subsidiaries):

(a)        have been properly prepared, filed and maintained;

(b)        constitute an accurate record of all matters required by law to appear in them;

(c)        do not contain any material inaccuracies or discrepancies;

(d)        are in the possession of the Company or the Subsidiary to which they relate; and

(e)        comply with all applicable laws.

15.2        No notice has been received or allegation made that any of those records are incorrect or should be rectified.

16.          CHANGES SINCE ACCOUNTS DATE

Since the Accounts Date:

(a)        the Company and each of the Subsidiaries has conducted its business in the normal course and as a going concern;

(b)        there has been no material adverse change in the turnover, financial position or prospects of the Company or any of the Subsidiaries nor the loss of any supplier or customer;

(c)        neither the Company nor any of the Subsidiaries has issued or agreed to issue any share or loan capital;

(d)        no dividend or other distribution of profits or assets has been, or agreed to be, declared, made or paid by the Company or any of the Subsidiaries;

(e)        neither the Company nor any of the Subsidiaries has borrowed or raised any money or taken any form of financial security and no capital expenditure has been incurred on any individual item by the Company or any of the Subsidiaries in excess of £15,000 and neither the Company nor any of the Subsidiaries has acquired, invested or disposed of (or agreed to acquire, invest or dispose of) any individual item by the Company or any of the Subsidiaries in excess of £15,000; and

(f)        no shareholder resolutions of the Company or any of the Subsidiaries have been passed other than as routine business at an annual general meeting;

17.          FINANCIAL AND OTHER RECORDS

17.1        All financial and other records of the Company and of each of the Subsidiaries:

(a)        have been properly prepared and maintained;

(b)        constitute an accurate record of all matters required by law to appear in them;

(c)        do not contain any material inaccuracies or discrepancies; and

(d)        are in the possession of the Company or the Subsidiary to which they relate.

17.2        No notice has been received or allegation made that any of those records are incorrect or should be rectified.

17.3        All statutory records, including accounting records, required to be kept or filed by the Company or any of the Subsidiaries have been properly kept or filed and comply with the requirements of the Companies Acts.

17.4        The Company’s balance sheet as at 30 September 2009 has been prepared in accordance with the Companies Acts and with accounting standards, policies, principles and practices generally accepted in the UK and in accordance with the law and give a true and fair view of the state of affairs of the Company and the Subsidiaries, and as the Company’s Group as a whole as at that date  and of the profit and loss of the Company and the Subsidiaries, and of the Company’s Group, as at that date.

17.5        The Company will (a) have not less than £30,000 in cash in its bank account after paying all creditors in the normal course of business on the Completion Date and (b) positive working capital

Schedule 5 Particulars of properties

Part 1.   Freehold properties

Description of the Property

Owner

Registered/unregistered (and title number)

Occupier

Use

Part 2.   Leasehold properties

Description of the Property	1, The Bulrushes, Boldon Business Park, Boldon Colliery, Tyne & Wear NE35 9PF

Owner	Moneygate Group Limited

Registered/unregistered (and title number)	Unregistered

Contractual date of termination of lease	18th January 2018

Occupier	Moneygate Group Limited

Use	Business premises

Signed by Dennis Lee Reed
for and on behalf of Moneygate Group Limited	/s/ Dennis Lee Reed
Director

Signed by Lee Graham Hartley	/s/ Lee Graham Hartley

Signed by Dennis Lee Reed	/s/ Dennis Lee Reed

Signed by Alexander Hugh Edward Campbell	/s/ Alexander Hugh Edward Campbell

Signed by Tim Paterson-Brown
for and on behalf of	/s/ Tim Paterson-Brown
MGT Capital Investments Limited	Director